PRESS RELEASE

FOR FURTHER INFORMATION CONTACT:
Melanie Paisley Miller
Chief Financial Officer and Acting CEO
(336) 246-4344

                       AF FINANCIAL GROUP NAMES ACTING CEO


West Jefferson, NC, June 10, 2004 - AF Financial Group (OTCBB: ASFE.OB) and its wholly-owned subsidiary, AF Bank (the "Companies"), announced today that James
A. Todd, President, CEO and Director of the Companies, has been placed on paid leave effective June 2, 2004 while the Board of Directors of the Companies investigates personnel matters. The investigation does not involve financial irregularities. Operations of the Companies are continuing as normal. Melanie Miller, Chief Financial Officer, has been named acting CEO pending the results of the investigation.

AF Financial Group is a federally chartered stock holding company which owns 100% of the common stock of AF Bank, AF Insurance Services, Inc. and AF Brokerage, Inc.